CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is entered into on August 13, 2015 between PostAds, Inc., a Nevada Corporation (the “Company”) and Oceanside Equities Inc. (“Consultant”), a Florida Corporation (the “Company”).

WHEREAS, the Company plans to engage in the business of commercializing a website at www.postads.com (the “Business”); and

WHEREAS, the Company has requested that the Consultant provide consulting services under the terms set forth herein.

WHEREAS, Consultant has agreed to provide services to Company pursuant to the terms of this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, the Company and Consultant hereby agree as follows:

1. The above recitals are part of this Agreement and are meant to be enforceable and to create rights and duties to the same extent as any and all other provisions of this Agreement.

2. Subject to the terms and conditions contained in this Agreement, the Company hereby engages Consultant on a non-exclusive basis and Consultant hereby agrees to provide consulting services (the “Services”) with respect to corporate formation, capital structure, the Company’s plan of operations, going public and financing opportunities during the Term (as defined herein).

3. The Company shall pay Consultant the non-refundable fee set forth below (the “Consulting Fee”). The Consulting Fee is deemed earned upon execution of this Agreement and is paid to Consultant to ensure Consultant’s availability to perform the services set forth herein.

4. The Company shall pay the Consultant a fee of twenty thousand dollars ($20,000). Ten thousand dollars ($10,000) shall be paid from the first fifty thousand dollars ($50,000) and the balance of ten thousand dollars ($10,000) shall be paid from the second fifty thousand dollars ($50,000) that the Company receives from its Regulation D offering. Additionally, Consultant shall be paid 998,000 shares of the Company’s common stock (the “Shares”) representing 4.9% of the Company’s outstanding common stock, at the time of the filing of its Form S-1 Registration Statement, as amended.

5. Consultant shall not be required to devote its exclusive services and entire working time to the Company but shall perform to the best of its ability to perform the services described herein. The Company acknowledges that Consultant may provide consulting services to other parties in direct competition with the Company, which also utilize products similar to those of the Company.

6. Company Acknowledgement. The Company acknowledges that: (i) the non-refundable fee paid and to be paid by the Company as set forth above is fair and reasonable; (ii) at the time of signing of the Agreement, the Shares have a book value of less than $1,000 and may never increase in value; (iii) the Shares are not liquid, there is little or no market value for their respective resale and Consultant may never be able to sell the Shares; (iv) the Company requested that Consultant accept partial payment for its services in lieu of cash compensation; and (v) Consultant accepted the Shares as an accommodation to the Company at the Company’s request.

7. Exemption and Limitation on Resale. Each certificate representing the Shares shall bear a legend as follows: “The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction. The Common Shares represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the Common Shares under applicable securities laws unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws.”

8. The issuance of the compensation in paragraph 6 above shall be earned and fully vested upon the execution hereof. Consultant intends to devote up to eighty (80) hours per month on behalf of Company. Said work may be in phone, in person, or otherwise, and Consultant will not have any specific hours of work in this regard.

9. Consultant is and shall be an independent contractor and shall have sole control of the manner and means of performing its services under this Agreement. Consultant shall not have, nor shall Consultant claim, suggest or imply that Consultant has any right, power or authority to enter into any contract or obligation on behalf of, or binding upon, the Company or any of its representatives. Consultant is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded Company employees. Consultant shall be solely responsible for any federal, state or local taxes.

10. This agreement may be terminated at any time, for any reason, by the Company, however, termination shall not effect the shares that are issued to Consultant, or any payments due hereunder, which are deemed to be fully earned upon execution hereof.

11. Consultant agrees to act maintain confidentiality of any and all information that comes into his possession unless otherwise authorized, to use his best efforts to further the business interests of the Company during the term of this Agreement in accordance with the terms hereof. The parties agree that Consultant shall not receive any material non-public information from Company at either time, nor shall it, in any manner be considered an insider or affiliate of the Company. Rather, the efforts of Consultant shall be limited strictly to the specific matters and areas referenced above, and shall not involve general management or business issues.

12. This Agreement shall be for a term of one year and shall automatically expire one year after the effective date. During the Term, the Company shall not take any action without the express written consent of Consultant, which will dilute or impair the Shares including any of the following actions: (A) amend its Articles of Incorporation; (B) designate preferences of any class of its securities or change the designation, rights, options or preferences of any outstanding security; (C) create any class of securities; (D) pledge any of the Company’s securities; (E) pay a dividend or make a distribution or distributions payable in its securities; (F) subdivide outstanding shares of any class of its securities including into a larger number of shares; (G) combine (including by way of a reverse stock split) outstanding securities into a smaller number of shares; (H) engage in a reclassification or acquisition or merger that requires the issuance of any securities; (I) offer, sell, issue or grant any security, whether registered, unregistered or exempt, convertible or non-convertible for any purpose, (J) offer, sell, issue, grant or enter into any note which seeks in any way to encumber any of the Company’s securities; (K) reprice securities; (L) change its jurisdiction of incorporation; or (M) file a registration statement under the Securities Act.

13. This Agreement is entered into in Florida and enforceable under Florida Law.

Consultant:	PostAds, Inc.
Oceanside Equities, Inc.
/s/ Vince Beatty	/s/Kenneth T. Moore
By: Vince Beatty, President	Signature